                                                                    EXHIBIT 10.5

EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement"), dated effective as of the Effective Date, is entered into between Applied Relational Information Systems, Inc., a Washington corporation ("ARIS" or "Employer"), and Jeffrey Gilles ("Employee").

RECITALS

A. ARIS, Employee, Clarity, Inc., and the shareholders of Clarity, Inc., have entered that Agreement and Plan of Merger dated as of December 31, 1994 (the "Merger Agreement"), pursuant to which Clarity shall be merged with and into ARIS, with ARIS being the surviving corporation as of the Effective Date of the Merger;

B. Employee possesses valuable skills and experience of a special and personal nature and has unique, personal and confidential knowledge of Clarity's business, which is being purchased by ARIS according to the terms of the Merger Agreement;

C. Clarity and ARIS wish to assure that Employee will make such skills, experience and knowledge available to Employer after the consummation of the transactions contemplated by the Merger Agreement;

D. Employee wishes to become an employee of Employer under the terms and conditions set forth herein,

E. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

AGREEMENT

Employer and Employee hereby agree as follows:

ARTICLE I

Employment

SECTION 1.01 Term. Employer shall employ Employee, and Employee shall serve Employer, for a term commencing on the Effective Date, and ending on December 31, 1997, unless sooner terminated pursuant to the provisions of this Agreement (the "Term of Employment"); provided that if the Merger Agreement shall be terminated pursuant to Article XIII thereof, or the Option is exercised pursuant to the Option Agreement, this Agreement shall terminate at such time without any liability on the part of the parties. At least 90 days prior to the expiration of the Term of Employment, the parties may agree in writing to extend the Term of Employment beyond December 31, 1997.

SECTION 1.02 Duties. During the Term of Employment, Employee shall assume and perform the duties and responsibilities of Vice President - Education of Employer, subject to the control of the Board of Directors of Employer (the "Board"). During the Term of Employment, the Employee shall, on a full-time basis, conscientiously and in good faith use his skills, knowledge, expertise and judgment, and render services to the best of his ability, in supervising and managing the business affairs and policies of Employer and shall, in addition, perform such duties consistent with his position as the Board shall from time to time direct.

SECTION 1.03 Compensation. For all services rendered by the Employee under this Agreement, Employee shall initially receive an annualized salary, and shall be eligible for a performance bonus in accordance with the attached Exhibit A. Such salary and any bonus shall be paid in such amounts and at such times in accordance with the Company's normal payroll cycle or as set forth in the attached bonus plan. All compensation paid to the Employee hereunder shall be subject to any and all payroll and withholding deductions as are required by the law of any applicable federal, state or local jurisdiction with taxing authority with respect to such compensation.

SECTION 1.04 Expenses and Benefits. (a) During the Term of Employment, Employer shall promptly reimburse Employee for reasonable and necessary travel expenses incurred and advanced by Employee in carrying out Employee's duties under this Agreement so long as Employee promptly shall present to Employer an itemized account of such expenses in such form as may be required by Employer. This reimbursement of expenses shall be subject to Employer's rules, guidelines and limitations on such expenses.

(b) During the Term of Employment hereunder, Employee shall be entitled to participate in any benefit plans maintained by Employer for its employees generally, or for the officer and other senior management employees, to the extent that Employee is eligible for participation therein under the general terms and provisions of such benefit plans.

SECTION 1.05 Observer's Rights. Employee shall be provided notice of all regular and special Board meetings in the same manner as to be provided to directors under Employer's bylaws and applicable law, and Employee shall be entitled to attend any and all such Board meetings; provided, that Employee shall not have the right or power to vote on any matter which may come before the Board.

ARTICLE II

Termination

SECTION 2.01 Termination for Cause. (a) Employer has the right and may elect to terminate this Agreement for Cause. With respect to Employee, "Cause" shall mean
(i) acts or omissions involving willful or intentional malfeasance or misconduct which is materially injurious to Employer, (ii) conviction of a felony, (iii) breach of the fiduciary duty Employee would owe toward Employer and its shareholders as if Employee were a director of

Employer, and (iv) material breach of any provision of the Operative Agreements. Employer will serve written notice upon Employee in accordance with Section 5.03 prior to terminating Employee pursuant to this provision. Such notice will specify in reasonable detail the reasons for such termination. Following the receipt of such notice, Employee shall have 90 days to cure completely the events and consequences giving rise to Employer's right to terminate Employee for cause (if such matters and consequences are capable of being cured completely). Pending the earlier of (a) completion of such 90-day cure period and (b) the date on which such events and consequences are cured completely, the Board may elect to require Employee to take a leave of absence with pay. Termination pursuant to this Section 2.01(a) shall become effective at the expiration of such 90-day period, such date being referred to herein as a "Termination Date".

(b) Death or Disability. (i) This Agreement and the Employee's employment hereunder shall terminate upon the death of Employee. The date of the Employee's death is referred to herein as a "Termination Date".

(ii) If the Employee is substantially unable to perform the duties and functions of his position because of a disability within the meaning of Section 22(e)(3) of the Code for an uninterrupted period of 120 days (or any 180 days out of any 365 days) from the date on which the Employee was first substantially unable to perform his duties, and the Board, in its reasonable judgment, determines that the exigencies created by the Employee's disability are such that termination is warranted, Employer shall have the right and may elect to terminate the services of the Employee by delivering to the Employee a written notice of disability termination which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment pursuant to this Section 2.01(b). The day after such notice is delivered to the Employee shall be referred to herein as a Termination Date.

(c) Without Cause. Employer shall have the absolute right to terminate the Employee's employment without Cause at any time. If Employee terminates the Employee without Cause, Employer shall give 30 days prior written notice to the Employee. Thirty days after such notice is delivered is referred to herein as a Termination Date.

(d) Resignation. Employee shall have the absolute right to terminate Employee's employment hereunder at any time upon 30 days' prior written notice of resignation delivered to Employer. Thirty days after such notice is delivered is referred to herein as a Termination Date.

(e) Compensation and Benefits Upon Termination. If the employment of the Employee is terminated pursuant to any of the provisions of this Article II, the Employee shall not be entitled to any benefits or salary pursuant to Sections
1.03 or 1.04 under this Agreement for any period after a Termination Date, except as required by applicable law.

ARTICLE III

Noncompetition and Nondisclosure Agreements

SECTION 3.01 Noncompetition and Nondisclosure Agreements. Contemporaneously with the execution of this Agreement, Employee shall execute the Noncompetition Agreement in substantially the form attached hereto as Exhibit B, and shall execute the Agreement Regarding Confidential Information and Intellectual Property in substantially the form attached hereto as Exhibit C.

ARTICLE IV

Miscellaneous

SECTION 4.01 Entire Agreement. Other than the Operative Agreements, this Agreement constitutes the entire agreement of the parties hereto in respect of the subject matter hereof and supersedes all prior agreements, understandings, arrangements, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made by any party to any other party in connection with the subject matter hereof.

SECTION 4.02 No Modification or Waiver. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby and, in the case of the Employer, approved in writing as an amendment hereto by the Board. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, nor shall such waiver constitute a continuing waiver.

SECTION 4.03 Notices. Any and all notices, demands, requests or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered in person or (b) when dispatched by telegram or electronic facsimile transfer or (c) if sent by certified or registered mail, return receipt requested, when received, to the parties at their respective addresses set forth below:

If to Employee:
Jeffrey Gilles
9719 159th Place NE
Redmond, WA 98052
Telephone: 206-451-1711
Facsimile: 206-451-1567
with a copy to:
Robert Condie, Esq.
Law Offices of Robert Condie
800 Bellevue Way NE, Suite 300
Bellevue, WA 98004
Telephone: 206-637-3063
Facsimile: 206-646-2851

If to Employer:
Paul Song, President
ARIS Corporation
6720 Fort Dent Way, No. 150
Seattle, WA 98188-2555
Telephone: 206-322-2081
Facsimile: 206-433-1182

with a copy to:
Bert Sugayan
Harris & Sugayan, P.C.
1420 5th Avenue, Suite 2200
Seattle, WA 98101
Telephone: 206-224-5657
Facsimile: 206-224-5659

or to such other person or address as may be designated by such addressees by a notice given in conformity herewith.

SECTION 4.04 Assignment. None of the rights, obligations or liabilities of any party hereunder shall be assignable without the prior written consent of the other parties.

SECTION 4.05 Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to agreements made and performed entirely within such State. Venue for any suit, action or proceeding arising out of or relating this Agreement, shall be the Washington State Superior Court located in Seattle, King County, Washington.

SECTION 4.06 Severability. In the event any one or more provisions contained in this Agreement should be held invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 4.07 Effective Date. Notwithstanding anything herein to the contrary, this Agreement shall be of no force and effect unless and until the occurrence of the Closing Date.

In witness whereof, this Agreement has been executed as of the day and year first above written.

EMPLOYER:                                      EMPLOYEE:

Applied Relational Information Systems, Inc.
By:  /s/ Paul Song, President                  /s/ Jeffrey Gilles


EXHIBIT A
1995 Compensation Plan for Jeff Gilles, Vice President of Education
Base Salary
$96,000
Car Allowance
$6,000
1. Education Revenue Goal
Goal = $4,500,000

            Comm Rate   Target
Up to Goal  0.25%       $11,250
Above Goal  0.35%

 . Goal is based on education revenue from services and excludes expense reimbursement revenue.
 . Goal does not include revenue from consulting, products, or reselling of hardware or software.

2. Consulting Profit Goal

Goal = $1,900,000

             Comm Rate   Target
Up to Goal   1.0%        $19,000
Above Goal   1.5%

 . Consulting Profits are based on pre-tax net income as stated on quarterly Financial Statements on Consulting services.

3. Education Profit Goal

Goal = $900,000

             Comm Rate   Target
Up to Goal   2.0%        $18,000
Above Goal   3.0%

 . Education Profits are based on pre-tax net income as stated on quarterly Financial Statements on education services.
 . Adjustments may be made for special expenditures and investments in new corporate directions as deemed appropriate by the President of ARIS.

Total Incentive Compensation Goal:
1. $11,250 Education Revenue
2. $19,000 Consulting Profit
3. $18,000 Education Profit
   $48,250

Total Compensation:
$ 96,000 Base Salary
$  6,000 Car Allowance
$ 48,250 Incentive Compensation
$150,250

NOTES:
 . Bonus only applies to revenue from Education services and profits from Consulting and Education services.
 . Bonus is pro-rated quarterly based on annual goal.
 . For 1996 and 1997, same incentive compensation levels to be achieved at 25% higher targets (based on budget)


NONCOMPETITION AGREEMENT

This Noncompetition Agreement (the "Agreement"), dated effective as of the Effective Date, is entered into between Applied Relational Information Systems, Inc., a Washington corporation ("ARIS" or "Employer"), and Jeffrey Gilles ("Employee").

RECITALS

A. ARIS, Employee, Clarity, Inc., and the shareholders of Clarity, Inc., have entered that Agreement and Plan of Merger dated as of December 31, 1994 (the "Merger Agreement"), pursuant to which Clarity shall be merged with and into ARIS, with ARIS being the surviving corporation as of the Effective Date of the Merger;

B. Employee shall become an employee of Employer and shall have access to certain confidential and proprietary information and trade secrets of Employer;

C. Employer wishes to obtain from Employee certain agreements relating to the terms and conditions of Employee's employment;

D. It is a condition of Employee's employment with Employer pursuant to the Employment Agreement of even date herewith between Employer and Employee (the "Employment Agreement") that Employee enter into this Agreement.

E. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

AGREEMENT

Employer and Employee hereby agree as follows:

SECTION 1. Effective Date; Scope of Competition. (a) This Agreement shall be effective at the Effective Date; provided that if the Merger Agreement shall be terminated pursuant to Article XIII thereof, this Agreement shall terminate at such time without any liability on the part of the parties.

(b) Employee agrees that Employee will not, during Employee's employment and for a period three years from the Effective Date, directly or indirectly be employed by, own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected with in any manner any business (whether or not for profit) that has or develops products or services that are produced, provided or marketed by Employer anywhere in the world where Employer's products or services are produced, provided or marketed to, unless Employee is released from the obligations of this Section in writing by Employer's Board of Directors. Employee shall be deemed to be connected with such business if such business is carried on by a Person in which he is a general or limited partner, or of which he is a shareholder, officer, director, employee, member, consultant or agent; provided however, that nothing herein shall prevent the purchase or beneficial ownership by Employee of shares which constitute less than one percent of the outstanding equity securities, on a fully diluted basis, of a publicly or privately held person.

(c) Employee agrees that, for a period of one year from the date of any termination of Employee's employment after the expiration of three years from the Effective Date, Employee will not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected with in any manner any business (whether or not for profit) that has or develops products or services that are produced, provided or marketed by Employer anywhere in the world where Employer's products or services are produced, provided or marketed to, unless Employee is released from the obligations of this Section in writing by Employer's Board of Directors. Employee shall be deemed to be connected with such business if such business is carried on by a Person in which he is a general or limited partner, or of which he is a shareholder, of ricer, director, member, consultant or agent; provided however, that nothing herein shall prevent the purchase or beneficial ownership by Employee of shares which constitute less than one percent of the outstanding equity securities, on a fully diluted basis, of a publicly or privately held person; and provided further, that nothing in this subparagraph (c) shall restrict Employee from working solely in the capacity of a computer education and training instructor, either as an employee or independent contractor, for any such business.

(d) Notwithstanding the provisions of paragraphs (b) and (c) above, if Employee is terminated for any reason at the instigation of Employer prior to the expiration of three years from the Effective Date, Employee shall be subject only to the restrictions set forth in paragraph (c) above for the greater of one year from the date of any such termination, or the expiration of the three year period from the Effective Date remaining from the date of such termination.

(e) If Employee voluntarily terminates his/her employment during the first three years of employment with Employer, Employee may either (i) be subject to all provisions of this Noncompetition Agreement and retain his/her rights in full to put his/her shares to ARIS stock at the Option Price set forth in Employee's Put Option Agreement during the remaining term of this Noncompetition Agreement; or
(ii) waive his/her rights to put his/her respective shares of ARIS stock at the Option Price and lose his/her rights of appraisal under the Shareholders' Agreement and be subject solely to the less restrictive provisions of paragraph
(c) above.

SECTION 1.02 Nonsolicitation. (a) Employee shall not directly or indirectly solicit, influence, entice or encourage any Person who is then, or had been within one year of such action, an employee or teaching or product development consultant of Employer or Clarity, Inc., or to cease his relationship with Employer or solicit, influence, entice encourage or in any way divert any customer or supplier of Employer or to do business with any business described in Section 1, or otherwise interfere with, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between Employer and any of its customers, suppliers or employees; provided, however, that an Employee who has terminated employment with the Employer and who is subject to the provisions of Section 1(c) will not be in violation under this
Section 1.02 if a client or customer of Employee becomes a client or customer of Employee's then employer based merely upon Employee's reputation as an instructor, so long as there is no direct or indirect solicitation by such Employee or his then employer. This Section 1.02(a) shall apply during the three year period following the date on which Employee's employment with Employer terminates or expires (regardless of the circumstances under which such employment terminates or expires).

(b) Employee further agrees that for a period of three years from the date on which his employment with Employer terminates or expires (regardless of the circumstances under which such employment terminates or expires), he will not hire or attempt to hire, whether as an employee, teaching or product development consultant or otherwise, any person who was employed by Employer during the term of Employee's employment or who will be employed by Employer during the period of time commencing on the date when Employee's employment with Employer expires and ending two years from such date.

SECTION 3. Equitable Relief. Employee acknowledges that the provisions of Sections 1(b) and 2 are essential to Employer and are reasonable and necessary to protect the legitimate interests of Employer, that damages sustained by Employer as a result of a breach of the agreements contained in such Sections will cause irreparable damage to Employer because of the special and unique services that were performed by Employee, that recovery of damages at law will not be an adequate remedy and that the provisions hereof will not reasonably interfere with Employee's ability to obtain gainful employment following his employment with Employer. Employee further agrees that

Employer, in addition to any other remedy it may have under this Agreement or at law, shall be entitled to injunctive, declaratory and other equitable relief to prevent or curtail any breach of any provision of this Agreement. In the event any suit or action is instituted to enforce this Agreement, or any of the terms or conditions hereof, including suit for preliminary injunction, the prevailing party shall be entitled to costs and reasonable attorney's fees.

SECTION 4. Definition of Employer. For purposes of this Agreement, "Employer" shall include all subsidiaries or Employer, if any, and any business ventures in which Employer or its subsidiaries may participate.

SECTION 5. No Agreement for Employee. This Agreement is not, and nothing in this Agreement shall be construed as, an agreement to provide employment to Employee. The provisions of Sections 1(b) and 2 of this Agreement shall be operative regardless of the reasons for any termination of Employee's employment with Employer and regardless of the performance or nonperformance by any party under any other section of this Agreement or the Employment Agreement executed of even date herewith.

SECTION 6. Miscellaneous.

(a) Entire Agreement. Other than the Operative Agreements, this Agreement constitutes the entire agreement of the parties hereto in respect of the subject matter hereof and supersedes all prior agreements, understandings, arrangements, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made by any party to any other party in connection with the subject matter hereof.

(b) No Modification or Waiver. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby and, in the case of the Employer, approved in writing as an amendment hereto by the Board. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, nor shall such waiver constitute a continuing waiver.

(c) Notices. Any and all notices, demands, requests or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered in person or (b) when dispatched by telegram or electronic facsimile transfer or (c) if sent by certified or registered mail, return receipt requested, when received, to the parties at their respective addresses set forth below:

If to Employee:
Jeffrey Gilles
9719 159th Place NE
Redmond, WA 98052
Telephone: 206-451-1711
Facsimile: 206-451-1567

with a copy to:
Robert Condie, Esq.
Law Offices of Robert Condie
800 Bellevue Way NE, Suite 300
Bellevue, WA 98004
Telephone: 206-637-3063
Facsimile: 206-646-2851

If to Employer:
Paul Song, President
ARIS Corporation
6720 Fort Dent Way, No. 150
Seattle, WA 98188-2555
Telephone: 206-322-2081
Facsimile: 206-433-1182

with a copy to:
Bert Sugayan
Harris & Sugayan, P.C.
1420 5th Avenue, Suite 2200
Seattle, WA 98101
Telephone: 206-224-5657
Facsimile: 206-224-5659

or to such other person or address as may be designated by such addressees by a notice given in conformity herewith.

(d) Assignment. None of the rights, obligations or liabilities of any party hereunder shall be assignable without the prior written consent of the other parties.

(e) Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to agreements made and performed entirely within such State. Venue for any suit, action or proceeding arising out of or relating this Agreement, shall be the Washington State Superior Court located in Seattle, King County, Washington. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

(f) Severabilitv. In the event any one or more provisions contained in this Agreement should be held invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(g) Effective Date. Notwithstanding anything herein to the contrary, this Agreement shall be of no force and effect unless and until the occurrence of the Closing Date.

In witness whereof, this Agreement has been executed as of the day and year first above written.

EMPLOYER:                                      EMPLOYEE:

Applied Relational Information Systems, Inc.
By:   /s/ Paul Song, President                 /s/ Jeffrey Gilles



AGREEMENT REGARDING CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY

This Agreement (the "Agreement"), dated effective as of the Effective Date, is entered into between Applied Relational Information Systems, Inc., a Washington corporation ("ARIS" or "Employer"), and Jeffrey Gilles ("Employee").

RECITALS

A. ARIS, Employee, Clarity, Inc., and the shareholders of Clarity, Inc., have entered that Agreement and Plan of Merger dated as of December 31, 1994 (the "Merger Agreement"), pursuant to which Clarity shall be merged with and into ARIS, with ARIS being the surviving corporation as of the Effective Date of the Merger;

B. Employee shall become an employee of Employer and shall have access to certain confidential and proprietary information and trade secrets of Employer;

C. Employer wishes to obtain from Employee certain agreements relating to the terms and conditions of Employee's employment;

D. It is a condition of Employee's employment with Employer pursuant to the Employment Agreement of even date herewith between Employer and Employee (the "Employment Agreement") that Employee enter into this Agreement.

E. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

AGREEMENT

Employer and Employee hereby agree as follows:

SECTION 1. Effective Date; Nondisclosure. (a) This Agreement shall be effective at the Effective Date.

(b) Employee will not, without Employer's prior written permission, disclose to anyone outside of Employer and its affiliates or use in other than Employer's and its affiliates' business, either during or after Employee's employment, any confidential information or material of Employer or its affiliates or any information or material received in confidence from third parties such as suppliers or customers, by Employer or its affiliates. If Employee leaves the employ of Employer, Employee will return to Employer all property in Employee's possession, whether or not containing confidential information, including but not limited to diskettes and other storage media, drawings, notebooks, reports, and other documents that belong to Employer or its affiliates received from any third party by Employer or any of its affiliates.

Confidential information or material of Employer or its affiliates is any information or material: (a) generated or collected by or utilized in the operations of Employer or its affiliates, (b) received from any third party, or
(c) suggested by or resulting from any task assigned to Employee or work performed by Employee for or on behalf of Employer or its affiliates, and which has not been made available generally to the public, whether or not expressed in a document or other medium and whether or not marked "Employer Confidential" or with any similar legend of Employer or any third party.

SECTION 2. Nonincorporation of Copyrighted Materials of Third Parties. Employee will not disclose to Employer or its affiliates, use in their business, or cause them to use, any information or material which is confidential to any third party except to the extent authorized in writing to by the third party. In addition, Employee will not incorporate into any product used and/or sold by Employer or its affiliates any copyrighted materials of any third party, unless such incorporation by Employer or its affiliates has been authorized.

Confidential information or material may include, but is not limited to, past, present or future development, manufacturing activities, marketing or business plans, personnel matters, technical specifications, drawings, designs, prototypes, computer programs or databases.

SECTION 3. Compliance with Applicable Laws. Employee will comply, and do all things necessary for Employer and its affiliates to comply, with the laws and regulations of all governments under which Employer and its affiliates do business, and with the provisions of contracts between any such government or its contractors and Employer or its affiliates that relate to intellectual property or to the safeguarding of information.

SECTION 4. Assignment of Developments. Employee hereby assigns to Employer Employee's entire right, title and interest in any idea, concept, technique, invention, design (whether the design is ornamental or otherwise), computer programs and related documentation, courseware, other works of authorship, mask works and the like (all hereinafter called "Developments"), hereafter made, conceived, written or otherwise created solely or jointly by Employee, whether or not such Developments are patentable, subject to copyright protection or susceptible to any other form of protection which: (a) relate to the actual or anticipated business or research or development of Employer or its affiliates, or (b) are suggested by or result from any task assigned to Employee or work performed by Employee for or on behalf of Employer or its affiliates.

In the case of any "other works of authorship", such assignment shall be limited to those works of authorship which meet both conditions (a) and (b) above.

The above provisions concerning assignment of Developments apply to Developments created while Employee is employed by Employer in an executive, managerial, professional product or technical planning, technical research, programming or engineering capacity (including development, courseware preparation, product, manufacturing, systems, applied science, and field engineering).

Excluded are any Developments that Employee cannot assign to Employer because of prior agreement with [blank line] which is effective until [blank line] (give name and date or write "none").

Employee acknowledges that the copyright and any other intellectual property right in designs, computer programs and related documentation, and other works of authorship, created within the scope of Employee's employment, belong to Employer by operation of law.

SECTION 5. Disclosure to Employer, etc. In connection with any Developments assigned by Section 4: (a) Employee will promptly disclose them in writing to Employer; and (b) Employee will, on Employer's request, promptly execute a specific assignment of title to Employee or its designee, and do anything else reasonably necessary to enable Employer or such designee to secure a patent, copyright or other form of protection therefore in the United States and other countries.

SECTION 6. No Authorship. Employer, its affiliates, licensees, successors and assigns (direct or indirect) are not required to designate Employee as an author of any item which is subject to Section 4, when such item is distributed, publicly or otherwise, or to secure Employee's permission to change or otherwise alter the integrity of any such item. Employee hereby waives and releases, to the extent permitted by law, all rights in and to such designation and any rights Employee may have concerning modifications of such items.

Employee understands that any rights, waivers, releases and assignments herein granted and made by Employee are freely assignable by Employer and are for the benefit of Employer and its affiliates, licensees, successors and assigns.

SECTION 7. Certain Developments. Employee has identified all Developments not assigned by Section 4 in which Employee has any right, title or interest, and which were previously made or conceived solely or jointly by Employee, or written wholly or in part by Employee, but neither published nor filed in any patent office.

If Employee does not have any to identify, Employee has written "none" on this line: [blank line]

In addition, Employee agrees to promptly notify Employer in writing of any patent in which Employee is any inventor but which is not assigned to Employer and which discloses or claims any Development made, conceived, or written while Employee is employed by Employer.

SECTION 8. Miscellaneous.

(a) Entire Agreement. Other than the Operative Agreements, this Agreement constitutes the entire agreement of the parties hereto in respect of the subject matter hereof and supersedes all prior agreements, understandings, arrangements, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made by any party to any other party in connection with the subject matter hereof.

(b) No Modification or Waiver. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby and, in the case of the Employer, approved in writing as an amendment hereto by the Board. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, nor shall such waiver constitute a continuing waiver.

(c) Notices. Any and all notices, demands, requests or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered in person or (b) when dispatched by telegram or electronic facsimile transfer or (c) if sent by certified or registered mail, return receipt requested, when received, to the parties at their respective addresses set forth below:

If to Employee:
Jeffrey Gilles
9719 159th Place NE
Redmond, WA 98052
Telephone: 206-451-1711
Facsimile: 206-451 -1567

with a copy to:
Robert Condie, Esq.
Law Offices of Robert Condie
800 Bellevue Way NE, Suite 300
Bellevue, WA 98004
Telephone: 206-637-3063
Facsimile: 206-646-2851

SECTION 9. Non-covered Developments. (If Employee has entered "none" in Section 7, do not complete this Section 9.)

The following are developments not covered by Section 4, in which Employee has any right, title or interest, and which were previously conceived or written wholly or in part by Employee, but neither published nor filed in any patent office:

Title of Document   Date on Document     Name of Witness
1.
2.
3.

In witness whereof, this Agreement has been executed as of the day and year first above written.

EMPLOYER:                                      EMPLOYEE:

Applied Relational Information Systems, Inc.
By:  /s/ Paul Song, President                  /s/ Jeffrey Gilles



January 1, 1995

ARIS Corporation
6720 Fort Dent Two, Suite 150
Seattle, WA 98188-2555

Dear Sirs:

I, the undersigned employee of ARIS Corporation, a Washington corporation ("Employer"), hereby acknowledge that I have read and understood the notice set forth below and have retained a copy of this letter.

NOTICE

In accordance with Employer's policy and the law of the State of Washington, the Agreement Regarding Confidential Information and Intellectual Property between Employer and the undersigned (other than the last sentence of Section 7 thereof) does not apply to, and the Employee has no obligation to assign to Employer, any invention for which no Employer (or Employer's affiliates) trade secrets and no equipment, supplies, or facilities of Employer or its affiliates were used and which was developed entirely on Employer's own time, unless: (a) the invention relates directly to the business of Employer or its affiliates, (b) the invention relates to actual or demonstrably anticipated research or development work or Employer or its affiliates, or (c) the invention results from any work performed by Employee for Employer or its affiliates.

Very truly yours,

/s/ Jeffrey Gilles